EXHIBIT 21
CHIQUITA BRANDS INTERNATIONAL, INC.
SUBSIDIARIES

Set forth below is a list of the company's subsidiaries and the jurisdictions in which they are organized:

Organized Under the Laws of
Chiquita Brands L.L.C.	Delaware
Fresh International Corp.	Delaware
TransFRESH Corporation	Delaware
Fresh Express Incorporated	Delaware
Verdelli Farms, Inc.	Pennsylvania
G&V Farms, LLC	Pennsylvania
V.F. Transportation, L.L.C.	Pennsylvania
B C Systems, Inc.	Delaware
Alamo Land Company	Delaware
Chiquita Fresh North America L.L.C.	Delaware
CB Containers, Inc.	Delaware
Chiquita Mexico, S. de R.L. de C.V.	Mexico
ChiquitaStore.com L.L.C.	Delaware
Procesados IQF, S.A. de C.V.	Mexico
Compañía La Cruz, S.A.	Panama
American Produce Company	Delaware
Chiquita Compagnie des Bananes	France
Chiriqui Land Company	Delaware
Chiquita (Canada) Inc.	Canada
Compañía Mundimar, S.A.	Costa Rica
Compañía Agricola Industrial Ecuaplantation, S.A.	Ecuador
Fresh Holding C.V.	Netherlands
Chiquita Banana Company B.V.	Netherlands
Chiquita Portugal Venda E Comercializacao De Fruta, Unipessoal Lda	Portugal
Chiquita Norway AS	Norway
Chiquita Central Europe, s.r.o.	Czech Republic
Chiquita Hellas Anonimi Eteria Tropikon ke Allon Frouton	Greece
Chiquita Poland Spolka Z ograniczona odpowiedzialnoscia	Poland
Spiers N.V.	Belgium
Chiquita Italia, S.p.A.	Italy
Chiquita Deutschland GmbH	Germany
Processed Fruit Ingredients, BVBA	Belgium
Chiquita Frupac B.V.	Netherlands
Chiquita Fresh B.V.B.A.	Belgium
Chiquita Fruit Bar GmbH	Switzerland
Chiquita Fruit Bar (Germany) GmbH	Germany
Chiquita Fruit Bar (Belgium) BVBA	Belgium
Chiquita Nordic Oy	Finland

SUBSIDIARIES (CONTINUED)

Organized Under the Laws of
Chiquita Brands L.L.C.	Delaware
Fresh Holding C.V.	Netherlands
Chiquita Banana Company B.V.	Netherlands
Chiquita Fresh España, S.A.	Spain
Chiquita Sweden AB	Sweden
Chiquita UK Limited	United Kingdom
Chiquita Slovakia, S.r.o	Slovakia
Centro Global de Procesamiento Chiquita, S.R.L.	Costa Rica
Mozabanana, Lda.	Portugal
Chiquita Tropical Fruit Company B.V.	Netherlands
Chiquita Hong Kong Limited	Hong Kong
Zhejiang Chiquita-Haitong Food Company Limited	China
Chiquita (Shanghai) Enterprise Management Consulting Co., Ltd.	Shanghai
Bocas Fruit Co., L.L.C.	Delaware
Chiquita Brands International Sàrl	Switzerland
Compañía Bananera Atlántica Limitada	Costa Rica
Compañía Bananera Guatemalteca Independiente, S.A.	Guatemala
Brundicorpi S.A	Ecuador
Great White Fleet Ltd.	Bermuda
GWF Management Services Ltd.	Bermuda
Great White Fleet Liner Services Ltd.	Bermuda
Servicios Logistica Chiquita, S.R.L.	Costa Rica
Chiquita Logistic Services Guatemala, Limitada	Guatemala
Chiquita Logistic Services El Salvador Ltda.	El Salvador
Servicios de Logistica Chiquita, S.A.	Nicaragua
Tela Railroad Company Ltd.	Bermuda
Chiquita Logistics Services Honduras S. de R.L.	Honduras
Agroindustria Santa Rosa de Lima, S.A.	Honduras
Americana de Exportacion S.A.	Honduras
Compañía Frutera América S.A.	Honduras
The names of approximately 30 subsidiaries have been omitted. In the aggregate, these subsidiaries do not constitute a significant subsidiary. The consolidated financial statements include the accounts of CBII, controlled majority-owned subsidiaries and any entities that are not controlled but require consolidation as a variable interest entity in accordance with accounting principles generally accepted in the United States (U.S. GAAP).